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                                                                   EXHIBIT T3A-2

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF KOMAG, INCORPORATED,
                             A DELAWARE CORPORATION

      The undersigned, T.H. Tan and Edward H. Siegler, hereby certify that:

      FIRST:    They are the duly elected and acting President and Secretary, respectively, of said corporation.

      SECOND:   The Certificate of Incorporation of said corporation was
originally filed with the Secretary of State of Delaware on October 29, 1986 under the name Komag Delaware, Inc.

      THIRD:    Pursuant to Sections 242 and 245 of the General Corporation Law
of the State of Delaware, the Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows.

      FOURTH:   The Plan of Reorganization, dated September 20, 2001, of the corporation has been confirmed by the United States Bankruptcy Court for the Northern District of California and has become effective in accordance with its terms:

                                    ARTICLE I

      The name of the corporation (herein called the "Corporation") is Komag, Incorporated.

                                   ARTICLE II

      The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      The Corporation shall be authorized to issue Fifty Million (50,000,000) shares of capital stock having an aggregate par value of Five Hundred Thousand Dollars ($500,000). This Capital Stock shall consist entirely of Common Stock having a par value. The authorized Common Stock shall be Fifty Million shares (50,000,000) shares having a par value of one cent ($.01) per share for an aggregate class par value of Five Hundred Thousand Dollars ($500,000). The Corporation is also


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authorized to issue debentures (convertible into the Common Stock or non-convertible, either with or without voting rights) and/or warrants or options to purchase Common Stock.

                                    ARTICLE V

      In the furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

                                   ARTICLE VI

      The number of directors of the Corporation shall be fixed from time to time by a by-law or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

      The Corporation shall not issue any non-voting equity securities. All rights to vote and all voting power shall be vested in the Common Stock.

      The Board of Directors shall be divided into three classes, the members of each class to serve for a term of three years; provided that the directors shall be elected as follows: at the first annual meeting of the stockholders after the date hereof, the directors in the first class shall be elected for a term of three years, at the second annual meeting after the date hereof, the directors in the second class shall be elected for a term of three years, and at the third annual meeting after the date hereof, the directors in the third class shall be elected for a term of three years. The Board of Directors by resolution shall nominate the directors to be elected for each class. At subsequent annual meetings of stockholders, a number of directors shall be elected equal to the number of directors with terms expiring at that annual meeting. Directors elected at each such subsequent annual meeting shall be elected for a term expiring with the annual meeting of stockholders three years thereafter. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                                  ARTICLE VIII

      Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                   ARTICLE IX

      Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.


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                                    ARTICLE X

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                                   ARTICLE XI

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XII

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XIII

      The Corporation shall have perpetual existence.

      FIFTH: The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The foregoing Amended and Restated Certificate of Incorporation has been adopted pursuant to the Plan of Reorganization of the Company dated September 20, 2001.

      IN WITNESS WHEREOF, the undersigned have executed this certificate on _______, 2002.

                                        KOMAG, INCORPORATED



                                        By:
                                           -------------------------------------
                                           T. H. Han, President

Attest:
       ----------------------------
       Edward H. Siegler, Secretary


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